Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Class A Common Stock, par value $0.01 per share, of Select Energy Services, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filing provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this March 7, 2019.

SCF-VI, L.P.

By:	SCF-VI, G.P., Limited Partnership, its General Partner

By:	SCF GP LLC, its General Partner

/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

SCF-VI, G.P., Limited Partnership

By:	SCF GP LLC, its General Partner

/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

SCF-VII, L.P.

By:	SCF-VII, G.P., Limited Partnership, its General Partner

By:	SCF GP LLC, its General Partner

/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

SCF-VII, G.P., Limited Partnership

By:	SCF GP LLC, its General Partner

/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

SCF-VII(A), L.P.

By:	SCF-VII(A), G.P., Limited Partnership, its General Partner

By:	SCF GP LLC, its General Partner

/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

SCF-VII(A), G.P., Limited Partnership

By:	SCF GP LLC, its General Partner

/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

SCF GP LLC

/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director